Exhibit 99.3

Associated Materials, LLC
AMH New Finance, Inc.

OFFER TO EXCHANGE

Up to $730,000,000 aggregate principal amount of their 9.125% Senior Secured Notes due 2017, which have been registered under the Securities Act of 1933, as amended, for any and all of their outstanding 9.125% Senior Secured Notes due 2017

          , 2011

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

As described in the enclosed Prospectus, dated          , 2011 (as amended or supplemented from time to time, the “Prospectus”), and Letter of Transmittal (the “Letter of Transmittal”), Associated Materials, LLC, a Delaware limited liability company, and AMH New Finance, Inc., a Delaware corporation (together, the “Company”), and certain subsidiaries of the Company are offering to exchange (the “Exchange Offer”) up to $730,000,000 aggregate principal amount of 9.125% Senior Secured Notes due 2017 issued by the Company that have been registered under the Securities Act of 1933, as amended (the “Securities Act”) (the “Exchange Notes”), for any and all of the outstanding 9.125% Senior Secured Notes due 2017 of the Company that were originally sold pursuant to a private offering (the “Outstanding Notes”), upon the terms and subject to the conditions of the Prospectus and the Letter of Transmittal. The terms of the Exchange Notes are substantially identical (including in principal amount, accretion and maturity) to the terms of the Outstanding Notes for which they may be exchanged pursuant to the Exchange Offer, except that (i) the Exchange Notes are freely tradable, (ii) the Exchange Notes have been registered under the Securities Act, (iii) the Exchange Notes are not entitled to any registration rights that are applicable to the Outstanding Notes under the registration rights agreement and (iv) the provisions of the registration rights agreement that provide for payment of additional amounts upon a registration default are no longer applicable. The Company will accept for exchange any and all Outstanding Notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus.

WE URGE YOU TO PROMPTLY CONTACT YOUR CLIENTS FOR WHOM YOU HOLD OUTSTANDING NOTES REGISTERED IN YOUR NAME OR IN THE NAME OF YOUR NOMINEE OR WHO HOLD OUTSTANDING NOTES REGISTERED IN THEIR OWN NAMES. PLEASE BRING THE EXCHANGE OFFER TO THEIR ATTENTION AS PROMPTLY AS POSSIBLE. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M. (NEW YORK CITY TIME) ON          , 2011 UNLESS THE COMPANY EXTENDS THE EXCHANGE OFFER (THE “EXPIRATION DATE”).

Enclosed are copies of the following documents:

1. A form of letter, including a letter of instructions to a registered holder from a beneficial owner, which you may use to correspond with your clients for whose accounts you hold Outstanding Notes registered in your name or the name of your nominee, with space provided for obtaining the client’s instructions regarding the Exchange Offer;

2. The Prospectus;

3. The Letter of Transmittal for your use in connection with the tender of Outstanding Notes and for the information of your clients, including a Substitute Form W-9 and Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (providing information relating to U.S. federal income tax backup withholding); and

4. A form of Notice of Guaranteed Delivery.

Your prompt action is requested. Tendered Outstanding Notes may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to 5:00 p.m. (New York City time) on the Expiration Date.

To participate in the Exchange Offer, certificates for Outstanding Notes, together with a duly executed and properly completed Letter of Transmittal or facsimile thereof, or a timely confirmation of a book-entry transfer of such Outstanding Notes into the account of Wells Fargo Bank, National Association (the “Exchange Agent”), at The Depository Trust Company, with any required signature guarantees, and any other required documents, must be received by the Exchange Agent by the Expiration Date as indicated in the Prospectus and the Letter of Transmittal.

The Company will not pay any fees or commissions to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of the Outstanding Notes pursuant to the Exchange Offer. However, the Company will pay or cause to be paid any transfer taxes, if any, applicable to the tender of the Outstanding Notes to it or its order, except as otherwise provided in the Prospectus and Letter of Transmittal.

If holders of the Outstanding Notes wish to tender, but it is impracticable for them to forward their Outstanding Notes prior to the Expiration Date or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus and in the Letter of Transmittal.

Any inquiries you may have with respect to the Exchange Offer should be addressed to the Exchange Agent at its address and telephone number set forth in the enclosed Prospectus and Letter of Transmittal. Additional copies of the enclosed material may be obtained from the Exchange Agent.

Very truly yours,

Associated Materials, LLC
AMH New Finance, Inc.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM IN CONNECTION WITH THE EXCHANGE OFFER, OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS EXPRESSLY CONTAINED THEREIN.

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